CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2003, relating to the financial statements and financial highlights which appears in the September 30, 2003 Annual Report to Shareholders of Profit Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", ""Auditors" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Columbus, Ohio
January 28, 2004